UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2008

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-9439

Texas	0-9439	74-2157138
(State or other Jurisdiction	(Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas		78040-1359
(Address of principal executive offices)		(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 20, 2008, International Bancshares Corporation (“IBC”) announced that the Treasury Department has preliminarily approved its application to participate in its Capital Purchase Program.  Participation is subject to standard terms and conditions.  As a result, the Treasury Department intends to purchase $216 million of newly issued senior preferred stock.  This preferred stock will carry a 5% coupon for five years, and 9% thereafter.  In addition, the Treasury Department will receive warrants to purchase a number of shares of IBC common stock having an aggregate market price equal to 15% of the amount of the senior preferred stock.  These warrants will expire in 10 years.  The issuance of the preferred stock by IBC is subject to shareholder approval of an amendment to IBC’s articles of incorporation authorizing the preferred stock.   IBC has called a special meeting of shareholders to be held on December 19, 2008 for the purpose of voting to approve the amendment.

Item 9.01 Financial Statements and Exhibits

Exhibit 99: Press Release of International Bancshares Corporation dated November 20, 2008

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President
and Chief Executive Officer

Date: November 20, 2008